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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF

COMMON STOCK

Tucows Inc.

PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 12, 2009

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON FRIDAY, MARCH 13, 2009, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially in the form of this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to StockTrans, Inc. (the "Depositary") on or prior to the expiration date of the Offer (as described in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered to the Depositary by hand, mail, overnight courier or transmitted by facsimile transmission. See Section 3—"Procedure for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

By Mail: StockTrans, Inc. Attn: Re-Organization Dept. 44 West Lancaster Avenue Ardmore, PA 19003	By Facsimile Transmission: (610) 649-7302 Confirm Facsimile Receipt by Telephone: (800) 733-1121 or (610) 649-7300	By Overnight Courier: StockTrans, Inc. Attn: Re-Organization Dept. 44 West Lancaster Avenue Ardmore, PA 19003

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERIES TO TUCOWS INC. WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

  THE GUARANTEE ON THE LAST PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Tucows Inc., a Pennsylvania corporation ("Tucows"), the number of shares of common stock, no par value per share (the "Shares"), of the Company, for the price per Share set forth below and upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 12, 2009 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the "Offer"), receipt of which is hereby acknowledged, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedure for Tendering Shares" of the Offer to Purchase.

PRICE AT WHICH YOU ARE TENDERING (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)
Shares Tendered at a Price Determined by You:

Name(s) of Record Holder(s)	Number of Shares

Address(es)	Price Per Share

Address(es) City, State and Zip Code (Area Code) Telephone No.	Certificate Nos. (if available): Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:

Account Number
Shares Tendered at a Price Determined Pursuant to Our Offer:

☐
By checking this one box instead of specifying a price per Share above, you are tendering Shares and are willing to accept the purchase price selected by Tucows in accordance with the terms of our Offer. This action will maximize the chance of having Tucows purchase your Shares (subject to the possibility of proration). Note that this could result in your receiving a price per Share as low as $0.36.

X	Dated:	, 2009
X	Dated:	, 2009
Signature(s) of Record Holder(s)

CONDITIONAL TENDER (SEE INSTRUCTION 15 TO THE LETTER OF TRANSMITTAL)

You may condition your tender of Shares on our purchasing a specified minimum number of your tendered Shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of Shares you indicate below is purchased by us in our offer, none of the Shares you tender will be purchased. It is your responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of Shares specified, your tender will be deemed unconditional.
☐	The minimum number of Shares that must be purchased, if any are purchased, is:
Shares.

If because of proration, the minimum number of Shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Shares and checked this box:
☐	The tendered Shares represent all shares held by me.

Name(s) of Record Holder(s)

Address(es)

Address(es)

City, State and Zip Code

(Area Code) Telephone No.	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:

Account Number
X	Dated: , 2009
X	Dated: , 2009
Signature(s) of Record Holder(s)

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 of the U.S. Securities Exchange Act of 1934, as amended (each, an "Eligible Institution" and collectively "Eligible Institutions"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an "agent's message" (as described in Section 3—"Procedure for Tendering Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.
X

Name(s) of Firm	Authorized Signature

Street Address(es)	Name (Please Print)

City, State and Zip Code	Title

(Area Code) Telephone No.	Dated: , 2009
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY FOR TENDER OF SHARES OF COMMON STOCK
Tucows Inc.
PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 12, 2009
(NOT TO BE USED FOR SIGNATURE GUARANTEES)
The Depositary for the Offer is